CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Travelers Group Inc.:

We consent to the incorporation by reference in the Registration Statements on:

o     Form S-3    Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101,
                  33-52281, 33-54093, 33-62903, 33-63663, 333-04809, 333-12439
                  and 333-27155;

o     Form S-8    Nos. 33-32130, 33-43997, 33-59524, 33-37399, 33-28110,
                  33-43883, 33-21099, 33-29711, 33-47437, 33-39025, 33-40469,
                  33-38109, 33-50206, 33-51353, 33-39985, 33-51769,
                  33-51783, 33-52027, 33-52029, 33-64985, 333-02809, 333-02811,
                  333-12697 and 333-25603; and

o     Form S-4    Nos. 33-37089, 33-25532 and 33-51201

of Travelers Group Inc. of our reports dated January 17, 1997, relating to the consolidated statement of financial position of Travelers Group Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 and the related financial statement schedules, which reports are incorporated by reference or included in the annual report on Form 10-K, as amended by Form 10-K/A-2, of Travelers Group Inc. for the year ended December 31, 1996.


                                         /s/ KPMG PEAT MARWICK LLP

New York, New York
October 24, 1997